Exhibit 10.7

Trinity Capital Corporation Director Fee Schedule

The following schedule lists the fees paid to the Company’s Directors in 2011:

Trinity Capital Corporation Directors	$ 500 per month retainer
Trinity Capital Corporation Chair of the Board	$ 500 per month retainer
Trinity Capital Corporation Vice-Chair of the Board	$ 300 per month retainer*
Los Alamos National Bank Directors	$1,000 per month retainer
Los Alamos National Bank Compliance Committee Members	$ 500 per month retainer
Title Guaranty Directors	$ 0

* The Vice-Chair position was terminated in June 2011. The Vice-Chair was paid from January – June of 2011.

Directors who are also employees of Trinity do not receive any compensation for their service as directors.  Directors Emeriti do not receive any compensation for their service.

The following is the current schedule of fees, effective March 1, 2012:

Trinity Capital Corporation Directors	$ 500 per month retainer
Trinity Capital Corporation Chair of the Board	$ 500 per month retainer
Trinity Capital Corporation Audit Committee Chair	$ 500 per month retainer
Los Alamos National Bank Directors	$1,500 per month retainer
Los Alamos National Bank Compliance Committee Members	$ 0 per month retainer
Title Guaranty Directors	$ 0

Directors who are also employees of Trinity do not receive any compensation for their service as directors.  Directors Emeriti do not receive any compensation for their service.